Exhibit D-12

                  UNITED STATES OF AMERICA
              FEDERAL COMMUNICATIONS COMMISSION

     PART I - APPLICATION FOR CONSENT TO TRANSFER CONTROL OF
             CORPORATION HOLDING STATION LICENSE
 (This application must be filed before Transfer of Control Takes
                           Place)

1. (a) Name of corporate licensee
       San Diego Gas & Electric Company

   (b) Number and street address
       Telecom Building, P.O. Box 1831

   (c) City         (d) State      (e) Zip Code
       San Diego        CA             92112

2. Internet address:

3. Employer Identification Number
   95-1184-800 SDG&E

4. Call sign and radio service of each station
   See Exhibit A

5. (a) Fee Type Code
       PATM

   (b) Fee Multiple

   (c) Fee Due  $

6. Name(s) and Address(es) of Transferee
   SEMPRA ENERGY, 101 Ash Street, San Diego, CA  92101

7. Subsequent to the Transfer of Control, will the licensee
corporation be the same corporate entity? That is, will it retain its present name, corporate charter, State of Incorporation, etc.? If "NO", give details on Page 3.
YES (XX)   NO  ( )

8. Subsequent to the Transfer of Control, will the licensee corporation be a representative of any foreign government? If
"YES", give details on Page 3.  YES ( )  NO (XX)

9. THIS SECTION TO BE ANSWERED ONLY BY LICENSEES OF PUBLIC COAST,
AIRPORT CONTROL TOWER, AERONAUTICAL ENROUTE, AERONAUTICAL FIXED,
OR COMMON CARRIER ALASKA PUBLIC FIXED STATIONS, SUBSEQUENT TO THE
TRANSFER OF CONTROL:

(a) Will any officer or director of such corporation be an alien?
If "YES", see Instruction 6.   Yes    No

(b) Will more than 1/5 of the capital stock be either owned of record or may it be voted by aliens or their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country? If
"YES", see instruction 6.   Yes    No

(c) Will the licensee be directly or indirectly controlled by any other corporation?  If "YES", answer items (d) through (h) below.
Yes   No

(d) What is the name and address of the corporation in immediate control?

(e) Under the laws of what State or Country is the controlling corporation organized?

(f) Is more than 1/4 of the capital stock of controlling
corporation either owned of record or may it be voted by aliens or their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country?  If "YES", give details on Page 3.
Yes     No

(g) Is any officer or more than 1/4 of the directors of the
controlling corporation an alien? If "YES", on Page 3 state name, nationality, and position of each, and state the total number of directors, and give a brief biographical statement for each alien.
Yes    No

(h) Is the controlling corporation in turn controlled by other companies? If "YES", on page 3, or a separate sheet of paper, provide information for each of these controlling companies
covering information requested in Items (d) through (h).    Yes
No


CERTIFICATION

Applicant waives any claim to the use of any particular frequency regardless of prior use by license or otherwise;

Applicant will have unlimited access to the radio equipment and will control access to exclude unauthorized persons;

Neither applicant nor any member thereof is a foreign government or representative thereof;

Applicant certifies that all statements made in this application and attachments are true, complete and made in good faith;

Neither the applicant nor any other entity to the application is subject to a denial of Federal benefits that includes FCC benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862, because of a conviction for possession or distribution of a controlled substance.

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. CODE, TITLE 18, SECTION 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(A)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).

SIGNATURE                                          DATE

/s/ Edwin A. Giles
Authorized Employee of Licensee Corporation

SIGNATURE                                          DATE

/s/ Richard D. Farman
Transferee of Control


DETAILS/ADDITIONAL INFORMATION:














-----------------------------------------------------------------
UNITED STATES OF AMERICA
FEDERAL COMMUNICATIONS COMMISSION

PART II - AUTHORIZATION TO HOLD STATION LICENSE(S) AFTER TRANSFER
OF CONTROL OF CORPORATION

1. Name and mailing address of corporate licensee

San Diego Gas & Electric Company
Telecomm Building
P.O. Box 1831
San Diego, CA  92112

2. Call sign and radio service of each station




THIS AUTHORIZATION TO BE FILED WITH CORPORATION'S RADIO STATION
RECORDS







DO NOT WRITE IN THIS BLOCK

CONDITIONS OF GRANT

The corporate licensee is hereby authorized to continue holding the radio station license(s) listed in item 2 on the basis of the representations made in the application for this authorization.

This authorization is granted for the term of the outstanding license(s) for the station(s) listed in item 2.



DATE AUTHORIZED:

FEDERAL COMMUNICATIONS COMMISSION






















Federal Communications Commission
1270 Fairfield Road
Gettysburg, PA  17325-7245












































List of Authorizations     FCC Forms 703
                           Transfer of Control
                           San Diego Gas & Electric Company
                           Exhibit A


                    WNDG526 GO
                    WNZV616 GO
                    WPCP231 GO
                    KA65070 IG
                    KA67811 IG
                    KA6869  IG
                    KB67995 IG
                    KBK366  IG
                    KFE260  IG
                    KFV499  IG
                    KJT957  IG
                    KJU716  IG
                    KLJ505  IG
                    KMA265  IG
                    KMB323  IG
                    KNFV532 IG
                    KNFV533 IG
                    KNJD746 IG
                    KRJ23   IG
                    KRN611  IG
                    KT7361  IG
                    KUE30   IG
                    KUE337  IG
                    KXE508  IG
                    KXE509  IG
                    WNDD743 IG
                    WNGC763 IG
                    WNKT543 IG
                    WNNY886 IG
                    WNQE915 IG
                    WNSP479 IG
                    WPBU840 IG
                    WPGK934 IG
                    WPJL998 IG
                    WRP784  IG
                    WRP785  IG
                    WRW985  IG
                    WRW986  IG
                    WRW987  IG
                    WZP984  IG
                    WNKV831 YO
                    WNKV832 YO






                                                FCC FORM 703
                                         Transfer of Control
                            San Diego Gas & Electric Company
                                                   Exhibit B


                  DESCRIPTION OF TRANSACTION

          The instant application seeks the FCC's approval of the transfer of control of the corporate licensee, San Diego Gas & Electric Company ("SDG&E"). SDG&E is a subsidiary of Enova Corporation ("Enova"). Enova Corporation and Pacific Enterprises, the parent company of Southern California Gas Company, have agreed to a business combination in which they will become a subsidiary of a new holding company to be named Sempra Energy. This strategic merger of equals will be a tax-free transaction accounted for as a pooling of interests in which common shareholders of Pacific Enterprises and Enova will receive 1.5028 shares of Sempra Energy for each share of Pacific Enterprises and one share of Sempra Energy common stock for each share of Enova common stock. The preferred stock of Pacific Enterprises will remain outstanding.

          This strategic merger will be of substantial benefit to the customers of both of the FCC corporate licensees. Pacific Enterprises and Enova expect to receive approvals from other necessary regulatory agencies to consummate the business merger. Thus, grant of this application would serve the public interest, convenience and necessity.